                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

                            FIRST UNION NATIONAL BANK
               (Exact name of trustee as specified in its charter)


United States National Bank                          22-1147033
(State of incorporation if                           (I.R.S. employer
not a national bank)                                 identification no.)

First Union National Bank
230 South Tryon Street, 9th Floor
Charlotte, North Carolina                            28288-1179
(Address of principal                                (Zip Code)
executive offices)


                                  Same as above

                 (Name, address and telephone number, including
                   area code, of trustee's agent for service)

                               ORTHALLIANCE, INC.
               (Exact name of obligor as specified in its charter)

                                State of Delaware

         (State or other jurisdiction of incorporation or organization)

                                   95-4632134
                      (I.R.S. employer identification no.)

                                  Sam Westover
                      21535 Hawthorne Boulevard, Suite 200
                               Torrance, CA 90503
                                  (310)792-1300

          (Address, including zip code, of principal executive offices)

                                   ----------

                         Convertible Subordinated Notes

                       (Title of the indenture securities)

                                   ----------

1. General information. Furnish the following information as to the trustee:

         (a)Name and address of each examining or supervising authority to which it is subject


--------------------------------------------------------------------------------

                                  Name Address

--------------------------------------------------------------------------------

                 Federal Reserve Bank of Richmond, Richmond, VA

                  Comptroller of the Currency Washington, D.C.

                       Securities and Exchange Commission
                 Division of Market Regulation Washington, D.C.

             Federal Deposit Insurance Corporation Washington, D.C.

         (b)Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                                      None.

                             (See Note 1 on Page 4.)

Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16. List of Exhibits.

All exhibits identified below are filed as a part of this statement of eligibility.

1. A copy of the Articles of Association of First Union National Bank as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

4. A copy of the existing By-laws of First Union National Bank, or instruments corresponding thereto.

5. Inapplicable.

6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

8. Inapplicable.

9. Inapplicable.

                                      NOTE

         Note 1:Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union National Bank, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the ___ day of July, 1999.



                                        FIRST UNION NATIONAL BANK
                                                (trustee)


                                        By:____________________________________

                                           Its:________________________________


                               CONSENT OF TRUSTEE

         Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by ORTHALLIANCE, INC., First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                        FIRST UNION NATIONAL BANK
                                                (trustee)


                                        By:____________________________________

                                           Its:________________________________

                                           Title:______________________________



                                        Dated: July __, 1999

Legal Title of Bank: First Union National Bank     Call Date: 03/31/99  FIEC 031
Address:             Two First Union Center                            Page RC-1
City, State, Zip:    Charlotte, NC  28288-0201
FDIC Certificate #:  33869





             CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
              AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

            All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                           SCHEDULE RC--BALANCE SHEET

                                                                                                              C400
                                                                     Dollar Amount in Thousands   RCFD Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                            //////////////
 1.  Cash and balances due from depository institutions (from Schedule RC-A):                     //////////////
      a.  Noninterest-bearing balances and currency and coin (1)................................. 0081  11,400,000      1.a.
      b.  Interest-bearing balances (2).......................................................... 0071     454,000      1.b.
 2.  Securities:                                                                                  //////////////
      a.  Held-to-maturity securities (from Schedule RC-B, column A)............................. 1754   1,873,000      2.a.
      b.  Available-for-sale securities (from Schedule RC-B, column D)........................... 1773  38,611,000      2.b.
 3.  Federal funds sold and securities purchased under agreements to resell...................... 1350   3,359,000      3.
 4.  Loans and lease financing receivables                                                        //////////////
      a.  Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122   131,165,000  //////////////        4.a.
      b.  LESS: Allowance for loan and lease losses                      RCFD 3123     1,812,000  //////////////        4.b.
      c.  LESS: Allocated transfer risk reserve                          RCFD 3128             0  //////////////
      d.  Loans and leases, net of unearned income,                                               //////////////
          allowance, and reserve (item 4.a minus 4.b and 4.c).................................... 2125 129,353,000      4.d.
 5.  Trading assets (from Schedule RC-D.......................................................... 3545   4,725,000      5.
 6.  Premises and fixed assets (including capitalized leases).................................... 2145   3,218,000      6.
 7.  Other real estate owned (from Schedule RC-M)................................................ 2150     126,000      7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).... 2130     321,000      8.
 9.  Customers' liability to this bank on acceptances outstanding................................ 2155     769,000      9.
10.  Intangible assets (from Schedule RC-M)...................................................... 2143   5,285,000     10.
11.  Other assets (from Schedule RC-F)........................................................... 2160   9,176,000     11.
12.  Total assets (sum of items 1 through 11).................................................... 2170 208,670,000     12.

--------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank: First Union National Bank     Call Date: 03/31/99  FIEC 031
Address:             Two First Union Center                            Page RC-2
City, State, Zip:    Charlotte, NC  28288-0201
FDIC Certificate #:  33869





Schedule RC--Continued

                                                                     DollarAmount in Thousands        Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                        ////////////////
13.  Deposits:                                                                                     ////////////////
      a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E,                ////////////////
       part I)...........................................................                          RCON 2200 128,512,000  13.a.
      a.  Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122   131,165,000   ////////////////          4.a.
(1)  Noninterest-bearing (1)                                             RCON 6631    21,581,000  /////////////////       13.a.(1)
    (2)  Interest-bearing...................................             RCON 6636   106,931,000  /////////////////       13.a.(2)
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,      ////////////////
       part II)......................................................................             RCFN 2200    9,452,000  13.b.
    (1)  Noninterest-bearing................................             RCFN 6631       553,000  ///////////////
13.b.(1)
    (2)  Interest-bearing...................................             RCFN 6636     8,899,000  ////////////////
13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase......             RCFD 2800   19,561,000  14.
15.   a.  Demand notes issued to the U.S. Treasury...................................             RCON 2840      500,000  15.a.
      b.  Trading liabilities (from Schedule RC-D)...................................             RCFD 3548    3,585,000  15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under                   /////////////////
     capitalized leases):............................................................             /////////////////
      a.  With a remaining maturity of one year or less..............................             RCFD 2332   12,891,000  16.a.
      b.  With a remaining maturity of more than one year through three years........             RCFD A547    3,583,000  16.b.
      c.  With a remaining maturity of more than three years.........................             RCFD A548      774,000  16.c.
17.  Not applicable..................................................................             /////////////////
18.  Bank's liability on acceptances executed and outstanding........................             RCFD 2920      769,000  18.
19.  Subordinated notes and debentures (2)...........................................             RCFD 3200    4,045,000  19.
20.  Other liabilities (from Schedule RC-G)..........................................             RCFD 2930    7,306,000  20.
21.  Total liabilities (sum of items 13 through 20)..................................             RCFD 2948  190,978,000  21.
22.  Not applicable..................................................................             /////////////////
EQUITY CAPITAL                                                                                    /////////////////
23.  Perpetual preferred stock and related surplus...................................             RCFD 3838      161,000  23.
24.  Common stock....................................................................             RCFD 3230      455,000  24.
25.  Surplus (exclude all surplus related to preferred stock)........................             RCFD 3839   13,291,000  25.
26.  a.  Undivided profits and capital reserves......................................             RCFD 3632    3,768,000  26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities`                  RCFD 8434       22,000  26.b.
     c.  Accumulated net gains (losses) on cash flow hedges..........................             RCFD 4336            0  26 c.
27.  Cumulative foreign currency translation adjustments.............................             RCFD 3284      (5,000)  27.
28.  Total equity capital (sum of items 23 through 27)...............................             RCFD 3210   17,692,000  28.
29.  Total liabilities and equity capital (sum of items 21 and 28)...................             RCFD 3300  208,670,000  29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the
      most comprehensive level of auditing work performed for the bank by independent external     Number
      auditors as of any date during 1997............................................             RCFD 6724     2   M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work


-------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2) Includes limited-life preferred stock and related surplus.